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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2001




                             ANKER COAL GROUP, INC.
                             ----------------------
             (Exact Name Of Registrant As Specified in Its Charter)




             Delaware                       333-39643            52-1990183
             --------                       ---------            ----------
  (State or other jurisdiction          (Commission File      (I.R.S. Employer
of incorporation or organization)            Number)         Identification No.)



           2708 Cranberry Square
         Morgantown, West Virginia                              26508
         -------------------------                              -----
(Address Of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (304) 594-1616



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                             ANKER COAL GROUP, INC.
                                    FORM 8-K



                                TABLE OF CONTENTS


        ITEM 5.  OTHER EVENTS. . . . . . . . . . . . . . . . . . . . .    1


        SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . .    2





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ITEM 5.  OTHER EVENTS

         As previously disclosed by Anker Coal Group, Inc. (the "Company"), in order for the borrowers under the Company's loan agreement with Foothill Capital Corporation to make intercompany loans to the guarantors, including to the Company to pay interest on its 14.25% notes, the borrowers must have borrowing availability of at least $2.5 million after giving effect to the intercompany loan and for the 30 days immediately preceding such loan. As reported in its Form 10-Q for the quarter ended March 31, 2001, borrowing availability under the Foothill loan agreement dropped below $2.5 million on two days in early May 2001. The Company reported in its Form 10-Q that it had requested that Foothill and the other lenders waive this default and amend the loan agreement to permit the borrowers to make intercompany loans to the guarantors up to a maximum aggregate amount of $450,000 through the first week of July 2001, even if availability declines below $2.5 million. The purpose of this Form 8-K is to report that, on May 24, 2001, Foothill and the other lenders consented to the waiver and proposed amendment.








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                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                    ANKER COAL GROUP, INC.



                                                    /s/ Bruce Sparks
                                                    ----------------------------
                                                    Bruce Sparks
                                                    President


Date:  May 24, 2001



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